Exhibit 5.1

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

14 December 2011	Your Ref

Our Ref 033696.0001/TSM

BY E-MAIL & COURIER	Doc ID 3489348_3

Michael Kors Holdings Limited

c/o Michael Kors Limited

Unit 1001, 10/F, Miramar Tower

132 Nathan Road, Tsim Sha Tsui

Hong Kong

Dear Sirs

Michael Kors Holdings Limited, Company No. 524407 (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise on British Virgin Islands law in connection with the Company’s Ordinary Shares as defined below.

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement (as defined below).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	the Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, relating to 34,486,284 ordinary shares of no par value of the Company (the “Ordinary Shares”) , of which 19,240,284 Ordinary Shares are issuable in respect of outstanding options granted under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan (the “Stock Option Plan”) and 15,246,000 Ordinary Shares are issuable in respect of awards to be granted under the Michael Kors Holdings Limited Omnibus Incentive Plan (the “Incentive Plan”);

(b)	copies of the Stock Option Plan and the Incentive Plan (together, the “Plans”);

(c)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 13 December 2011; and

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong

(d)	information revealed by our searches of:

(i)	the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 13 December 2011 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 13 December 2011; and

(iii)	the records of proceedings on file with, and available for inspection on 13 December 2011 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)	the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect this opinion and the transactions contemplated thereby;

(d)	that the public records which have been examined are accurate and that the information disclosed by the search which we conducted is true and complete and that such information has not been altered and that the search did not fail to disclose any information which had been delivered for filing but which did not appear on file at the date of our search; and

(e)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Registration Statement and that the directors are properly exercising their powers in good faith.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004 (the “Act”), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Valid Issuance of Shares. The Ordinary Shares have been duly and validly authorized by the Company and, when issued, pursuant to:

(i)	the Company’s Memorandum and Articles of Association;

(ii)	the terms of the Plans; and

(iii)	the requisite resolution of directors and/or a committee of directors at the time of issuance pursuant to section 48 of the Act, as applicable,

and the consideration therefor is received, will be duly and validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of the Ordinary Shares).

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

6.	We are furnishing this letter in our capacity as special British Virgin Islands counsel to the Company. This letter is not to be used, circulated or otherwise referred to for any other purpose except as set forth below.

7.	We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels

3